UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  September 25, 2017

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 25, 2017, NextEra Energy Operating Partners, LP (NEP OpCo) issued $550 million in aggregate principal amount of 4.25% senior unsecured notes due 2024 (the 2024 notes) and $550 million in aggregate principal amount of 4.50% senior unsecured notes due 2027 (the 2027 notes, and together with the 2024 notes, the notes) pursuant to an indenture dated as of September 25, 2017 between NEP OpCo and The Bank of New York Mellon, as trustee, as supplemented by an officer's certificate creating the notes, dated as of the same date. NextEra Energy, Inc. (NEE) owns a non-economic general partner interest in NextEra Energy Partners, LP (NEP) and a limited partner interest in NEP OpCo. Interest on the notes is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2018. The 2024 notes mature on September 15, 2024 and the 2027 notes mature on September 15, 2027, unless redeemed in accordance with their terms prior to such date. The net proceeds from the sale of the notes were approximately $1,089 million, after deducting the initial purchasers' discounts and commissions and NEP OpCo's estimated offering expenses. NEP OpCo intends to use the net proceeds from the sale of the notes to repay in full the $950 million of outstanding indebtedness under one of its subsidiaries' variable rate term loans and pay related fees, expenses and other costs and to pay off the outstanding balance of $130 million under its revolving credit facility. Any remaining proceeds are expected to be used for general partnership purposes.

The notes are unsecured obligations of NEP OpCo and are absolutely and unconditionally guaranteed, on a senior unsecured basis, by NEP and NextEra Energy US Partners Holdings, LLC (NextEra US Holdings), a subsidiary of NEP OpCo. At any time prior to July 15, 2024, in the case of the 2024 notes, and at any time prior to June 15, 2027, in the case of the 2027 notes, NEP OpCo may redeem some or all of the notes of such series at a redemption price equal to 100% of the principal amount of the notes redeemed plus a make-whole premium and accrued and unpaid interest. On or after July 15, 2024, in the case of the 2024 notes, and on or after June 15, 2027, in the case of the 2027 notes, NEP OpCo may redeem some or all of the notes of such series at a redemption price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest.

The notes are subject to, among other provisions, certain change of control provisions, restrictions on incurring liens to secure indebtedness and default and acceleration provisions relating to the failure to make required payments or to observe other covenants in the indenture and related documents, certain bankruptcy-related events and certain cross-default provisions with respect to other indebtedness agreements or instruments of NEP OpCo, NEP or NextEra US Holdings.

The foregoing description of the notes and the indenture is qualified in its entirety by reference to the indenture, the guarantee agreements and the officer's certificate creating the notes (including the form of notes), which are filed as exhibits hereto and incorporated into this report by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

The following exhibits are being furnished pursuant to Item 2.03 herein.

Exhibit Number	Description
4.1	Indenture, dated as of September 25, 2017, between NextEra Energy Operating Partners, LP and The Bank of New York Mellon, as trustee
4.2	Guarantee Agreement dated as of September 25, 2017, between NextEra Energy Partners, LP and The Bank of New York Mellon, as guarantee trustee
4.3	Guarantee Agreement dated as of September 25, 2017, between NextEra Energy US Partners Holdings, LLC and The Bank of New York Mellon, as guarantee trustee
4.4	Officer's Certificate of NextEra Energy Operating Partners, LP, dated September 25, 2017, creating the 4.25% Senior Notes due 2024 and the 4.50% Senior Notes due 2027

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 25, 2017

NEXTERA ENERGY, INC.
(Registrant)

TERRELL KIRK CREWS, II
Terrell Kirk Crews, II Vice President, Controller and Chief Accounting Officer

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